Exhibit 99.1

Astoria Financial Corporation Reports 2016 Fourth Quarter and Full Year Earnings Per Common Share of $0.14 and $0.62, Respectively

Quarterly Cash Dividend of $0.04 Per Common Share Declared

LAKE SUCCESS, N.Y., Jan. 25, 2017 /PRNewswire/ -- Astoria Financial Corporation (NYSE: AF) ("Astoria", or the "Company"), the holding company for Astoria Bank (the "Bank") today reported net income available to common shareholders of $13.7 million, or $0.14 diluted earnings per common share ("diluted EPS"), for the quarter ended December 31, 2016, compared to net income available to common shareholders of $16.2 million, or $0.16 diluted EPS, for the quarter ended December 31, 2015. For the year ended December 31, 2016, net income available to common shareholders totaled $62.8 million, or $0.62 diluted EPS compared to $79.3 million, or $0.79 diluted EPS, for the comparable 2015 period. Included in the 2015 full year results is a reduction in income tax expense of $11.4 million ($0.12 per common share) related to the impact of income tax legislation enacted in the second quarter of 2015, primarily related to New York City.

Monte N. Redman, President and Chief Executive Officer of Astoria, commenting on the results stated, "During 2016, we continued our emphasis on growing core deposits which grew by $164.3 million and now represent 82% of total deposits, up from 78% at year end 2015."

Board Declares Quarterly Cash Dividend of $0.04 Per Share; Sets Annual Shareholder Meeting Date

The Board of Directors of the Company, at its January 25, 2017 meeting, declared a quarterly cash dividend of $0.04 per common share. The dividend is payable on March 1, 2017 to shareholders of record as of February 15, 2017. This is the eighty seventh consecutive quarterly cash dividend declared by the Company. In addition, the Board established June 7, 2017 as the date for the Annual Meeting of Shareholders, and set April 14, 2017 as the voting record date.

Fourth Quarter and Full Year Earnings Summary

Net interest income for the quarter ended December 31, 2016 totaled $81.6 million compared to $83.6 million for the previous quarter and $84.7 million for the 2015 fourth quarter. The net interest margin for the quarter ended December 31, 2016 was 2.37%, down slightly from 2.39% for both the previous and year ago quarters. For the year ended December 31, 2016, net interest income totaled $331.6 million, compared to $340.3 million for the comparable 2015 period, and the net interest margin was 2.37% for the year ended December 31, 2016, up slightly from 2.36% for the year ended December 31, 2015.

For the quarter ended December 31, 2016, a $2.0 million loan loss release was recorded compared to a $1.0 million release in the prior quarter and a $4.3 million loan loss release recorded in the 2015 fourth quarter. For the year ended December 31, 2016, we recorded a loan loss release of $9.2 million compared to a $12.1 million loan loss release for the comparable 2015 period. Mr. Redman stated, "The current quarter's loan loss release reflects the continued contraction in the overall loan portfolio, the positive impact of reductions in the balances of some of our higher risk asset classes and our overall strong credit metrics."

Non-interest income for the quarter ended December 31, 2016 totaled $14.9 million, compared to $12.8 million for the previous quarter and $13.5 million for the 2015 fourth quarter. These increases are primarily due to an increase in mortgage banking income, net. Non-interest income for the year ended December 31, 2016 totaled $51.0 million compared to $54.6 million for the comparable 2015 period. This decrease is primarily due to decreases in both customer service fees and mortgage banking income, net.

General and administrative ("G&A") expense for the quarter ended December 31, 2016 totaled $71.2 million compared to $68.7 million for the previous quarter and $74.5 million for the 2015 fourth quarter. For the year ended December 31, 2016, G&A expense totaled $279.5 million, down from $289.1 million for the 2015 comparable period. The decrease for the twelve month period ended December 31, 2016 was primarily attributable to decreases in FDIC insurance premiums and advertising expense. Included in the 2016 fourth quarter and full year results are merger related expenses of $1.8 million and $2.7 million, respectively, compared to $4.1 million in both the 2015 fourth quarter and full-year results.

Balance Sheet Summary

Total assets at December 31, 2016 were $14.6 billion, a decrease of $517.6 million from December 31, 2015. The decrease was primarily due to a decline in the loan portfolio which decreased $735.9 million from December 31, 2015 and totaled $10.4 billion at December 31, 2016, partially offset by an increase in the securities portfolio of $306.6 million over the same time period.

The MF/CRE mortgage loan portfolio totaled $4.8 billion at December 31, 2016, a decrease of $67.7 million from December 31, 2015 and represents 46% of the total loan portfolio. For the quarter and year ended December 31, 2016, MF/CRE loan originations totaled $97.5 million and $717.7 million, respectively, compared to $300.4 million and $890.7 million, for the 2015 comparable periods. The MF/CRE loan production for the quarter and year ended December 31, 2016 were originated with weighted average loan-to-value ratios of approximately 34% and 43%, respectively, and weighted average debt coverage ratios of approximately 2.17 and 1.65, respectively. MF/CRE loan prepayments for the quarter and year ended December 31, 2016 totaled $133.0 million and $638.9 million, respectively, compared to $156.8 million and $689.4 million for the comparable 2015 periods. At December 31, 2016, the MF/CRE pipeline totaled approximately $142.7 million.

The residential mortgage loan portfolio totaled $5.4 billion at December 31, 2016 compared to $6.0 billion at December 31, 2015. For the quarter and year ended December 31, 2016, residential loan originations for portfolio totaled $239.7 million and $763.9 million, respectively, compared to $102.9 million and $616.9 million for the 2015 comparable periods. The weighted average loan-to-value ratio of the residential loan production for portfolio at origination was approximately 58% and 60%, respectively, for the quarter and year ended December 31, 2016. Residential loan prepayments for the quarter and year ended December 31, 2016 totaled $306.1 million and $1.1 billion, respectively, compared to $243.9 million and $1.2 billion for the comparable 2015 periods. At December 31, 2016, the residential mortgage pipeline totaled approximately $251.4 million.

Total deposits were $8.9 billion at December 31, 2016, a decrease of $229.0 million since year end 2015. Core deposits increased to $7.3 billion at December 31, 2016 from $7.1 billion at December 31, 2015. At December 31, 2016, core deposits represented 82% of total deposits and had a weighted average rate of 12 basis points. Certificates of deposit decreased by $393.3 million over the same time period and had a weighted average rate of 101 basis points at December 31, 2016.

Stockholders' equity totaled $1.71 billion, or 11.77% of total assets at December 31, 2016, an increase of $50.6 million from December 31, 2015. Astoria's capital levels continue to exceed the minimum levels required to be designated as "well-capitalized" for bank regulatory purposes. At December 31, 2016, Tier 1 leverage, Common Equity Tier 1 risk based, Tier 1 risk-based and Total risk-based capital ratios were 12.09%, 20.85%, 20.85% and 21.88%, respectively for Astoria Bank, and 10.85%,17.29%, 18.78% and 19.81%, respectively for Astoria Financial Corporation. At December 31, 2016, Astoria Financial Corporation's tangible common equity ratio was 9.73%.

Asset Quality

Non-performing loans ("NPLs"), totaled $148.2 million, or 1.42% of total loans, at December 31, 2016, compared to $138.2 million, or 1.24% of total loans, at December 31, 2015. Included in the NPLs at December 31, 2016 is $40.9 million of loans which are current or less than 90 days past due compared to $54.3 million at December 31, 2015. Total delinquent loans and NPLs at December 31, 2016 were $241.7 million compared to $243.7 million at December 31, 2015. Net recoveries for the quarter ended December 31, 2016 totaled $423,000 compared to net charge-offs of $1.3 million in the previous quarter and $1.2 million in the 2015 fourth quarter. For the year ended December 31, 2016, net charge-offs totaled $2.7 million compared to $1.5 million for the 2015 comparable period. Other real estate owned declined to $15.1 million at December 31, 2016, compared to $19.8 million at December 31, 2015.

About Astoria Financial Corporation

Astoria Financial Corporation, with assets of $14.6 billion, is the holding company for Astoria Bank. Established in 1888, Astoria Bank, with deposits in New York totaling $8.9 billion, is the second largest thrift depository in New York and provides its retail and business customers and local communities it serves with quality financial products and services through 88 convenient banking branch locations, a business banking office in Manhattan, and multiple delivery channels, including its flexible mobile banking app. Astoria Bank commands a significant deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states. Astoria Bank originates multi-family and commercial real estate loans, primarily on rent controlled and rent stabilized apartment buildings, located in New York City and the surrounding metropolitan area and originates residential mortgage loans through its banking and loan production offices in New York, a broker network in four states, primarily along the East Coast, and correspondent relationships covering 13 states and the District of Columbia.

Forward Looking Statements

This press release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of such words as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would," and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management's experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events that may be subject to circumstances beyond our control; the impact of the termination of the merger agreement with NYCB, including and resulting changes in our operations; increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment; changes in deposit flows, loan demand or collateral values; changes in accounting principles, policies or guidelines; changes in general economic conditions, either nationally or locally in some or all areas in which we do business, or conditions in the real estate or securities markets or the banking industry; legislative or regulatory changes, including those that may be implemented by the new administration in Washington, D.C; supervision and examination by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the Consumer Financial Protection Bureau; effects of changes in existing U.S. government or government-sponsored mortgage programs; our ability to successfully implement technological changes; our ability to successfully consummate new business initiatives; litigation or other matters before regulatory agencies, whether currently existing or commencing in the future; or our ability to implement enhanced risk management policies, procedures and controls commensurate with shifts in our business strategies and regulatory expectations. We have no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Tables Follow

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In Thousands, Except Share Data)
	(Unaudited)
	At December 31,	At December 31,
	2016	2015
ASSETS
Cash and due from banks	$ 129,944	$ 200,538
Securities available-for-sale	280,045	416,798
Securities held-to-maturity
(fair value of $2,690,546 and $2,286,092, respectively)	2,740,132	2,296,799
Federal Home Loan Bank of New York stock, at cost	124,807	131,137
Loans held-for-sale, net	11,584	8,960
Loans receivable:
Mortgage loans, net	10,177,295	10,899,776
Consumer and other loans, net	239,892	253,305
	10,417,187	11,153,081
Allowance for loan losses	(86,100)	(98,000)
Total loans receivable, net	10,331,087	11,055,081
Mortgage servicing rights, net	10,130	11,014
Accrued interest receivable	34,994	34,996
Premises and equipment, net	101,021	109,758
Goodwill	185,151	185,151
Bank owned life insurance	441,064	439,646
Real estate owned, net	15,144	19,798
Other assets	153,549	166,535

TOTAL ASSETS	$ 14,558,652	$ 15,076,211

LIABILITIES
Deposits	$ 8,877,055	$ 9,106,027
Federal funds purchased	195,000	435,000
Reverse repurchase agreements	1,100,000	1,100,000
Federal Home Loan Bank of New York advances	2,090,000	2,180,000
Other borrowings, net	249,752	249,222
Mortgage escrow funds	112,975	115,435
Accrued expenses and other liabilities	219,797	227,079

TOTAL LIABILITIES	12,844,579	13,412,763

STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value; 5,000,000 shares authorized:
Series C (150,000 shares authorized; and 135,000 shares issued
and outstanding)	129,796	129,796
Common stock, $0.01 par value (200,000,000 shares authorized;
166,494,888 shares issued; and 101,210,478 and 100,721,358 shares
outstanding, respectively)	1,665	1,665
Additional paid-in capital	830,417	902,349
Retained earnings	2,155,785	2,045,391
Treasury stock (65,284,410 and 65,773,530 shares, at cost, respectively)	(1,346,709)	(1,357,136)
Accumulated other comprehensive loss	(56,881)	(58,617)

TOTAL STOCKHOLDERS' EQUITY	1,714,073	1,663,448

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 14,558,652	$ 15,076,211

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In Thousands, Except Share Data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Interest income:
Residential mortgage loans	$44,148	$48,714	$181,788	$203,950
Multi-family and commercial real estate mortgage loans	45,703	47,561	186,910	191,643
Consumer and other loans	2,351	2,230	9,614	8,870
Mortgage-backed and other securities	17,789	16,630	69,966	62,754
Interest-earning cash accounts	123	113	469	418
Federal Home Loan Bank of New York stock	1,692	1,391	6,126	5,781
Total interest income	111,806	116,639	454,873	473,416
Interest expense:
Deposits	6,417	8,093	26,899	37,343
Borrowings	23,754	23,862	96,360	95,784
Total interest expense	30,171	31,955	123,259	133,127

Net interest income	81,635	84,684	331,614	340,289
Provision for loan losses credited to operations	(2,023)	(4,323)	(9,151)	(12,072)
Net interest income after provision for loan losses	83,658	89,007	340,765	352,361
Non-interest income:
Customer service fees	6,957	7,429	28,594	32,833
Other loan fees	564	541	2,231	2,284
Gain on sales of securities	-	-	86	72
Mortgage banking income, net	2,692	1,687	3,726	4,222
Income from bank owned life insurance	2,263	2,280	9,182	8,878
Other	2,403	1,532	7,143	6,307
Total non-interest income	14,879	13,469	50,962	54,596
Non-interest expense:
General and administrative:
Compensation and benefits	38,134	40,632	150,820	152,924
Occupancy, equipment and systems	19,474	19,201	77,418	76,801
Federal deposit insurance premium	2,480	3,722	12,192	16,421
Advertising	1,282	2,203	6,495	10,052
Other	9,821	8,748	32,545	32,885
Total non-interest expense	71,191	74,506	279,470	289,083

Income before income tax expense	27,346	27,970	112,257	117,874
Income tax expense	11,409	9,539	40,728	29,799

Net income	15,937	18,431	71,529	88,075

Preferred stock dividends	2,193	2,193	8,775	8,775

Net income available to common shareholders	$13,744	$16,238	$62,754	$79,300

Basic earnings per common share	$0.14	$0.16	$0.62	$0.79

Diluted earnings per common share	$0.14	$0.16	$0.62	$0.79

Basic weighted average common shares outstanding	100,422,113	99,825,387	100,388,802	99,612,473
Diluted weighted average common shares outstanding	100,422,113	100,155,944	100,388,802	99,969,838

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCE SHEETS
(Dollars in Thousands)

	For the Three Months Ended December 31,
		2016			2015
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
			(Annualized)			(Annualized)
Assets:
Interest-earning assets:
Mortgage loans (1):
Residential	$5,476,352	$44,148	3.22%	$6,171,474	$48,714	3.16%
Multi-family and commercial real estate	4,811,183	45,703	3.80	4,770,535	47,561	3.99
Consumer and other loans (1)	244,173	2,351	3.85	253,177	2,230	3.52
Total loans	10,531,708	92,202	3.50	11,195,186	98,505	3.52
Mortgage-backed and other securities (2)	3,009,250	17,789	2.36	2,681,389	16,630	2.48
Interest-earning cash accounts	114,622	123	0.43	167,837	113	0.27
Federal Home Loan Bank stock	126,319	1,692	5.36	121,211	1,391	4.59
Total interest-earning assets	13,781,899	111,806	3.25	14,165,623	116,639	3.29
Goodwill	185,151			185,151
Other non-interest-earning assets	729,236			753,487
Total assets	$14,696,286			$15,104,261

Liabilities and stockholders' equity:
Interest-bearing liabilities:
NOW and demand deposit	$2,477,701	206	0.03	$2,316,122	197	0.03
Money market	2,726,977	1,917	0.28	2,546,099	1,697	0.27
Savings	2,059,212	259	0.05	2,134,709	269	0.05
Total core deposits	7,263,890	2,382	0.13	6,996,930	2,163	0.12
Certificates of deposit	1,622,880	4,035	0.99	2,046,763	5,930	1.16
Total deposits	8,886,770	6,417	0.29	9,043,693	8,093	0.36
Borrowings	3,699,757	23,754	2.57	3,962,702	23,862	2.41
Total interest-bearing liabilities	12,586,527	30,171	0.96	13,006,395	31,955	0.98
Non-interest-bearing liabilities	398,612			445,118
Total liabilities	12,985,139			13,451,513
Stockholders' equity	1,711,147			1,652,748
Total liabilities and stockholders' equity	$14,696,286			$15,104,261

Net interest income/
net interest rate spread (3)		$81,635	2.29%		$84,684	2.31%
Net interest-earning assets/
net interest margin (4)	$1,195,372		2.37%	$1,159,228		2.39%
Ratio of interest-earning assets to
interest-bearing liabilities	1.09x			1.09x

(1) Mortgage loans and consumer and other loans include loans held-for-sale and non-performing loans and exclude the allowance for loan losses.
(2) Securities available-for-sale are included at average amortized cost.
(3) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.

(4) Net interest margin represents net interest income divided by average interest-earning assets.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCE SHEETS
(Dollars in Thousands)

	For the Twelve Months Ended December 31,
		2016			2015
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost

Assets:
Interest-earning assets:
Mortgage loans (1):
Residential	$5,699,839	$181,788	3.19%	$6,481,319	$203,950	3.15%
Multi-family and commercial real estate	4,872,076	186,910	3.84	4,800,044	191,643	3.99
Consumer and other loans (1)	251,328	9,614	3.83	251,181	8,870	3.53
Total loans	10,823,243	378,312	3.50	11,532,544	404,463	3.51
Mortgage-backed and other securities (2)	2,912,329	69,966	2.40	2,586,882	62,754	2.43
Interest-earning cash accounts	123,871	469	0.38	148,359	418	0.28
Federal Home Loan Bank stock	130,763	6,126	4.68	134,434	5,781	4.30
Total interest-earning assets	13,990,206	454,873	3.25	14,402,219	473,416	3.29
Goodwill	185,151			185,151
Other non-interest-earning assets	748,362			732,611
Total assets	$14,923,719			$15,319,981

Liabilities and stockholders' equity:
Interest-bearing liabilities:
NOW and demand deposit	$2,446,009	808	0.03	$2,270,980	778	0.03
Money market	2,667,905	7,398	0.28	2,459,170	6,496	0.26
Savings	2,099,651	1,052	0.05	2,186,704	1,093	0.05
Total core deposits	7,213,565	9,258	0.13	6,916,854	8,367	0.12
Certificates of deposit	1,736,168	17,641	1.02	2,282,038	28,976	1.27
Total deposits	8,949,733	26,899	0.30	9,198,892	37,343	0.41
Borrowings	3,872,958	96,360	2.49	4,081,488	95,784	2.35
Total interest-bearing liabilities	12,822,691	123,259	0.96	13,280,380	133,127	1.00
Non-interest-bearing liabilities	408,533			417,480
Total liabilities	13,231,224			13,697,860
Stockholders' equity	1,692,495			1,622,121
Total liabilities and stockholders' equity	$14,923,719			$15,319,981

Net interest income/
net interest rate spread (3)		$331,614	2.29%		$340,289	2.29%
Net interest-earning assets/
net interest margin (4)	$1,167,515		2.37%	$1,121,839		2.36%
Ratio of interest-earning assets to
interest-bearing liabilities	1.09x			1.08x

(1) Mortgage loans and consumer and other loans include loans held-for-sale and non-performing loans and exclude the allowance for loan losses.
(2) Securities available-for-sale are included at average amortized cost.
(3) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average interest-earning assets.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL RATIOS AND OTHER DATA
	For the		At or For the
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Selected Returns and Financial Ratios	(Annualized)
Return on average common stockholders' equity (1)	3.48%	4.26%	4.02%	5.31%
Return on average tangible common stockholders' equity (1) (2)	3.94	4.85	4.56	6.07
Return on average assets (1)	0.43	0.49	0.48	0.57
General and administrative expense to average assets	1.94	1.97	1.87	1.89
Efficiency ratio (3)	73.76	75.91	73.05	73.21
Net interest rate spread	2.29	2.31	2.29	2.29
Net interest margin	2.37	2.39	2.37	2.36

Selected Non-GAAP Returns and Financial Ratios (4)
Non-GAAP return on average common stockholders' equity (1)	3.48%	4.26%	4.02%	4.55%
Non-GAAP return on average tangible common stockholders' equity (1) (2)	3.94	4.85	4.56	5.19
Non-GAAP return on average assets (1)	0.43	0.49	0.48	0.50

Asset Quality Data (dollars in thousands)
Non-performing loans:
Current			$34,671	$43,870
30-59 days delinquent			4,630	8,222
60-89 days delinquent			1,603	2,170
90 days or more delinquent			107,332	83,954
Non-performing loans			148,236	138,216

Real estate owned			15,144	19,798

Non-performing assets			$163,380	$158,014

Net loan (recoveries) charge-offs	$(423)	$1,177	$2,749	$1,528

Non-performing loans/total loans			1.42%	1.24%
Non-performing loans/total assets			1.02	0.92
Non-performing assets/total assets			1.12	1.05
Allowance for loan losses/non-performing loans			58.08	70.90
Allowance for loan losses/total loans			0.83	0.88
Net loan (recoveries) charge-offs to average loans outstanding	(0.02)%	0.04%	0.03	0.01

Regulatory Capital Ratios
Astoria Bank:
Tier 1 leverage			12.09%	11.29%
Common equity tier 1 risk-based			20.85	19.12
Tier 1 risk-based			20.85	19.12
Total risk-based			21.88	20.25
Astoria Financial Corporation:
Tier 1 leverage			10.85%	10.21
Common equity tier 1 risk-based			17.29	16.00
Tier 1 risk-based			18.78	17.37
Total risk-based			19.81	18.51

Other Data
Cash dividends paid per common share	$0.04	$0.04	$0.16	$0.16
Book value per common share			15.65	15.23
Tangible book value per common share			13.82	13.39
Tangible common stockholders' equity/tangible assets (2) (5)			9.73%	9.06%
Mortgage loans serviced for others (in thousands)			$1,346,647	$1,404,480
Full time equivalent employees			1,377	1,551

(1)

Returns on average common stockholders' equity and average tangible common stockholders' equity are calculated using net income available to common shareholders. Returns on average assets are calculated using net income.

(2)	Tangible common stockholders' equity represents common stockholders' equity less goodwill.
(3)	Efficiency ratio represents general and administrative expense divided by the sum of net interest income plus non-interest income.
(4)

See the "Reconciliation of GAAP Measures to Non-GAAP Measures" table included in this release for a reconciliation of GAAP measures to non-GAAP measures for the twelve months ended December 31, 2015.  There were no non-GAAP adjustments to the selected ratios for the 2016 periods.

(5)	Tangible assets represent assets less goodwill.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

END OF PERIOD BALANCES AND RATES
(Dollars in Thousands)

	At December 31, 2016		At September 30, 2016		At December 31, 2015
		Weighted		Weighted		Weighted
		Average		Average		Average
	Balance	Rate (1)	Balance	Rate (1)	Balance	Rate (1)
Selected interest-earning assets:
Mortgage loans, gross (2):
Residential	$5,263,800	3.43%	$5,403,477	3.40%	$5,941,914	3.33%
Multi-family and commercial real estate	4,766,164	3.58	4,839,325	3.60	4,832,847	3.67
Mortgage-backed and other securities (3)	3,020,177	2.61	3,059,406	2.62	2,713,597	2.74

Interest-bearing liabilities:
NOW and demand deposit	2,521,094	0.03	2,478,959	0.03	2,413,823	0.03
Money market	2,706,895	0.26	2,719,547	0.27	2,560,204	0.26
Savings	2,048,202	0.05	2,079,553	0.05	2,137,818	0.05
Total core deposits	7,276,191	0.12	7,278,059	0.13	7,111,845	0.12
Certificates of deposit	1,600,864	1.01	1,649,585	0.98	1,994,182	1.16
Total deposits	8,877,055	0.28	8,927,644	0.29	9,106,027	0.35
Borrowings, net	3,634,752	2.56	3,814,620	2.45	3,964,222	2.40

(1) Weighted average rates represent stated or coupon interest rates excluding the effect of yield adjustments for premiums, discounts and deferred loan origination fees and costs and the impact of prepayment penalties.
(2) Mortgage loans exclude loans held-for-sale and non-performing loans, except non-performing residential mortgage loans which are current or less than 90 days past due.
(3) Securities available-for-sale are reported at fair value and securities held-to-maturity are reported at amortized cost.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(In Thousands, Except Per Share Data)

Income and expense and related financial ratios determined in accordance with US generally accepted accounting principles (GAAP or GAAP measures) excluding the adjustment detailed in the following table (non-GAAP measures) provides a meaningful comparison for effectively evaluating Astoria's operating results.

	For the Twelve Months Ended
	December 31, 2015
	GAAP	Adjustment (1)	Non-GAAP

Income before income tax expense	$ 117,874	$ -	$ 117,874
Income tax expense	29,799	11,404	41,203

Net income	88,075	(11,404)	76,671

Preferred stock dividends	8,775	-	8,775

Net income available to common shareholders	$ 79,300	$ (11,404)	$ 67,896

Basic earnings per common share	$ 0.79	$ (0.11)	$ 0.68
Diluted earnings per common share	$ 0.79	$ (0.12)	$ 0.67

Non-GAAP returns and earnings per common share are calculated substituting non-GAAP net income and non-GAAP net income available to common shareholders for net income and net income available to common shareholders in the corresponding calculation.

(1)

The 2015 adjustment represents the effects of income tax legislation enacted in the 2015 second quarter, primarily related to New York City, which was reflected in our net deferred tax asset in the statement of financial condition with a corresponding adjustment to income tax expense in the period of enactment.

CONTACT: Theodore S. Ayvas, Vice President, Investor Relations, 516-327-7877, ir@astoriabank.com